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                                                                  April 12, 2001

                                                                       EXHIBIT 5


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549-1004

             Re:  Northern Trust Corporation:  Registration Statement on
                  Form S-8 Regarding Registration of Additional Participations in The Northern Trust Company Thrift-Incentive Plan

Ladies and Gentlemen:

          I am Executive Vice President and General Counsel of Northern Trust Corporation, a Delaware corporation (the "Corporation"), and have served in that capacity in connection with the Corporation's filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the registration of an additional $100,000,000 of participations in The Northern Trust Company Thrift-Incentive Plan (the "Plan") consisting of shares of common stock of the Corporation, $1.66 2/3 par value per share, including the associated Preferred Stock Purchase Rights (collectively, the "Stock"). In that connection, I have examined or caused to be examined such documents and have made such factual and legal investigations as I have deemed necessary or appropriate for the purpose of this opinion.

          Based on the foregoing, it is my opinion that those shares of Stock covered by the Registration Statement that are issued in accordance with the terms of the Plan will be legally issued, fully paid and non-assessable.

          In addition, Northern Trust Corporation has submitted the Plan to the Internal Revenue Service and has made all changes required by the IRS in order to qualify the Plan and undertakes that it will do so in the future with respect to any amendments that could affect the Plan's qualification.

          I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.


                                Very truly yours,


                                /s/ Kelly R. Welsh
                                ------------------
                                Kelly R. Welsh
                                Executive Vice President and
                                General Counsel